UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2011

Waste2Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-151108	26-2255797
(State of Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chick Springs Road, Suite 218

Greenville, South Carolina 29609

(Address of principal executive offices) (zip code)

(864) 679-1625

 (Registrant’s telephone number, including area code)

Copies to:

Marc Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 3, 2010 Waste2Energy Holdings, Inc. (the “Company”) and Quantum Solutions Technology Ventures Inc. (“QSTV”) entered into a letter of intent and term sheet (“LOI”).  As disclosed in the Form 8-K filed by the Company on November 4, 2010 when the LOI was executed, the completion of the transactions was contingent upon the completion of due diligence by all parties and the negotiation and execution of definitive agreements.  Despite repeated attempts, the Company has not been able to complete its due diligence review of QSTV.  As a result, the Company sent a notice of termination of the LOI to QSTV on January 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE2ENERGY HOLDINGS, INC.

Dated: January 20, 2011	By:	/s/ CRAIG BROWN
Name: Craig Brown
Title: Chief Financial Officer